                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                       REGISTRATION STATEMENT NO.: 333-127779-03

BACM05-6 - INTOWN SUITES PORTFOLIO - PROPERTY HISTORICALS
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PROPERTY NAME       2004 NOI    TTM 10/05 NOI    U/W REVENUE    U/W EXPENSES    U/W NOI     U/W FF&E U/W NCF
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Perdue Springs       871,244          863,642      1,288,893         456,536    832,357     64,445   767,913
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Roosevelt Blvd       689,164          730,301      1,133,380         546,690    586,690     56,669   530,021
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Beach Road           700,791          736,647      1,199,364         509,142    690,222     59,968   630,254
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Highway 17           720,112          687,218      1,147,752         532,068    615,684     57,388   558,296
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Chandler Blvd        548,212          654,066      1,027,551         468,091    559,460     51,378   508,083
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Coon Rapids          620,434          668,161      1,296,746         610,608    686,138     64,837   621,301
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Salt Lake South      621,970          676,386      1,089,589         487,998    601,590     54,479   547,111
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Sheridan             575,377          607,232      1,161,006         541,338    619,668     58,050   561,618
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Two Notch            523,873          589,944        989,758         479,481    510,277     49,488   460,789
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Indianapolis North   575,841          576,824      1,011,559         446,402    565,157     50,578   514,579
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Highway 2252         545,250          611,909      1,025,377         464,443    560,934     51,269   509,665
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Ina Road             559,580          617,678      1,051,987         533,120    518,867     52,599   466,267
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Orlando North        519,616          591,308      1,235,353         723,007    512,346     61,768   450,578
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Albuquerque          482,359          560,621        993,209         497,072    496,137     49,660   446,476
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Culebra Rd           505,498          566,624        986,356         465,639    520,717     49,318   471,399
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Brook Hollow         424,030          548,219      1,084,010         569,630    514,379     54,200   460,179
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O'Hare               436,646          532,158      1,273,523         680,524    592,999     63,676   529,323
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Nashville North      410,973          510,022      1,047,253         473,946    573,308     52,363   520,945
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Bell Road            485,229          534,333      1,038,514         477,556    560,958     51,926   509,032
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Highway 121          490,156          491,061        932,260         496,424    435,836     46,613   389,223
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Birmingham North     564,404          483,660      1,194,905         678,410    516,496     59,745   456,750
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Hurstbourne          448,796          514,569        924,596         414,210    510,386     46,230   464,156
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Dublin               536,203          487,503      1,033,886         532,956    500,930     51,694   449,236
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Rolling Creek        495,815          521,076      1,065,469         625,312    440,156     53,273   386,883
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Kieth Harrow         462,326          471,028        901,317         505,118    396,199     45,066   351,133
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Bandera Road         435,615          502,800        955,171         467,964    487,208     47,759   439,449
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Perrin Beitel        535,913          496,905      1,080,431         553,364    527,067     54,022   473,046
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Oak Village          502,471          458,745      1,037,197         602,143    435,054     51,860   383,194
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Woods Cross          424,475          452,898        772,431         382,430    390,001     38,622   351,379
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Highway 290          419,382          531,387      1,040,324         614,071    426,253     52,016   374,237
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Jana Lane            300,549          491,214        920,091         509,737    410,353     46,005   364,349
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North Dallas         358,115          485,914        937,491         508,462    429,029     46,875   382,155
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Albermarle Road      263,460          480,888        870,815         406,003    464,812     43,541   421,272
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Highway 6            384,051          443,284        904,721         554,981    349,740     45,236   304,504
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Knoxville            404,417          404,772        957,594         497,396    460,197     47,880   412,318
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Carrollton           409,764          424,651        911,859         529,917    381,943     45,593   336,350
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Webster              339,056          424,782        883,454         552,864   330,590      44,173    86,417
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Six Flags            376,125          84,969         921,786         583,479    338,307     46,089   292,218
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El Paso              368,669          439,696        896,367         538,460    357,906     44,818   313,088
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Arlington            280,232          412,577        830,138         484,618    345,521     41,507   304,014
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TOTAL             19,616,192       21,667,672     41,053,483      21,001,612 20,051,871  2,052,674 17,999,197
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The issuer has filed a registration statement (including a prospectus) with the,
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov (outbind://516/www.sec.gov.) Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com
(mailto:dg.prospectus_distribution@bofasecurities.com). The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

IRS CIRCULAR 230 NOTICE THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN
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